                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


          Date of Earliest Event Reported: May 30, 1996


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
_____________________


     As previously reported, in February 1996, legislation was introduced in the Rhode Island House of Representatives that would restructure the electric utility industry in Rhode Island. The legislation would impact The Narragansett Electric Company (Narragansett), a subsidiary of New England Electric System, and Narragansett's wholesale power supplier, New England Power Company (NEP). On May 30, 1996, the Corporations Committee of the Rhode Island House of Representatives approved an amended form of the proposed legislation.

     The original bill would have allowed electric customers in Rhode Island to choose their power supplier over a four-year period beginning in 1998. Under the original bill, utilities would be allowed to recover the cost of past generation commitments through a transition access charge on utility transmission and distribution wires which would be set at three cents per kilowatthour through 2000 and was expected to decline thereafter. Unrecovered commitments would earn a return on equity of 1 percentage point over the rate on long-term "BBB" rated utility bonds.

     The major changes approved by the Corporations Committee would (i) accelerate the timetable for introducing retail competition in Rhode Island (with 10% of customers having access on July 1, 1997, another 10% on January 1, 1998, and the balance of customers on July 1, 1998), (ii) lower the initial access charge from 3 cents per kilowatthour to 2.8 cents per kilowatthour, and (iii) require that the aggregate amount of transition access charges recoverable from customers be reduced by the fair market value of utilities' non-nuclear generating assets. The value of such generating assets would be determined by leasing, selling, spinning off or otherwise disposing of at least a 15 percent interest in such generating facilities. For NEP, the remaining unrecovered commitments during the recovery period would earn a return on equity of 11 percent. Utilities would be required to file by July 1, 1997 a plan for complying with these market valuation provisions.

     The Rhode Island House of Representatives expects to vote on
the amended legislation in the near future.   Consideration by
the Rhode Island Senate is expected to be completed by this
summer.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM

                                  s/Alfred D. Houston

                              By
                                  Alfred D. Houston
                                  Executive Vice President and
                                  Chief Financial Officer


Date: May 31, 1996










The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.